EXHIBIT 4.3

NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT is made as of _______, 2010, by and between Ark Restaurants Corp., a New York corporation having its principal executive offices at 85 Fifth Avenue, New York, NY 10003 (the “Grantor”), and _______________ an individual residing at [___________________________] (the “Optionee”).

WITNESSETH:

WHEREAS, the Ark Restaurants Corp. 2016 Stock Option Plan was adopted by the Board of Directors (the “Board”) and the stockholders of the Grantor to provide the Optionee with an opportunity to acquire or increase his proprietary interest in the business of the Grantor, and, through stock ownership, to possess an increased personal interest in its continued success and progress; and

WHEREAS, the Grantor desires to increase the incentive of the Optionee to exert his utmost efforts to improve the business and increase the assets of the Grantor.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the Grantor hereby grants the Optionee an option to purchase shares of common stock of the Grantor, $_____ par value per share (the “Common Stock”), upon the following terms and conditions:

1. Option.

Pursuant to the Ark Restaurants Corp. 2016 Stock Option Plan (the “Plan”), the Grantor hereby grants to the Optionee a Non-Statutory stock option (the “Option”), not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, on the terms and conditions contained in the Plan, to purchase up to an aggregate of ______ fully paid and non-assessable shares of Common Stock (the “Shares”).

2. Purchase Price.

The purchase price (“Purchase Price”) for the Option shall be $0.__ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of the Option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

3. Exercise of the Option.

(a) Except as otherwise set forth herein, no Option shall be exercisable until it has vested in accordance with the provisions of subsection (b) below. Any Option which vests and thereby becomes exercisable hereunder may be exercised in whole or in part, in one hundred (100) share increments, from time to time and at any time, until the Option lapses or terminates. If the Optionee’s exercise of any Option would require the Grantor to issue a fractional Share,

1

the Grantor will not be required to issue such fractional Share but it shall pay the Optionee in cash the value of such fractional Share. Except as set forth in Section 5, all unexercised Options (whether or not vested) shall lapse and forever terminate on ____________, 20__.

(b) Options for the purchase of the Shares shall vest as follows: one-third (rounded to the nearest Share), or ______ Shares, shall vest and become exercisable on the date of grant; one-third, or ___ Shares shall vest and become exercisable on the first anniversary date from the date of grant and one-third, or _____ Shares, shall vest and become exercisable on the second anniversary date from the date of grant, or ________ shares. Notwithstanding the foregoing, in the event of a an Ownership Change Event (as defined in Section 8.1(a) of the Plan) the Option shall be assumed by the surviving entity with appropriate adjustments as determined by the Board of Directors of the Company, but in any event shall accelerate and be fully vested and immediately exercisable upon completion of the Ownership Change Event.

4. Manner of Exercise.

Options that are exercisable may be exercised in whole or in part at any time during the option period by (a) giving written notice to the Grantor specifying the number of Shares to be purchased; in one hundred (100) Share increments, (b) accompanied by payment in full of the purchase price, in cash or by check and (c) the payment of any withholding tax to the Company, will be required to withhold as a result of the exercise of the Option. The Purchase Price of the shares of Stock as to which the Option is exercised shall be paid in full at the time of exercise by any approved method set forth in paragraphs (i) through (iv) of Section 6.4(a) of the Plan. The Optionee shall not have any of the rights of a shareholder with respect to the Stock covered by the Option until the date of the issuance of a stock certificate to Optionee for such shares of Stock. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Common Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and has satisfied such conditions that may be imposed by the Grantor with respect to the withholding of taxes.

Subject to the terms and conditions hereof, the Options shall be exercisable by notice to the Grantor on the form provided by the Grantor, a copy of which is attached hereto. In the event that the Options are being exercised by any person or persons other than the Optionee, the notice shall be accompanied by proof, satisfactory to the Grantor, of the right of such person or persons to exercise any right under this Agreement and the Plan.

5. Termination of Service.

(a) In the event that the Optionee ceases to be a member of the Board (a “Director”) or otherwise have a relationship with the Grantor (collectively, “Service”) (otherwise than by reason of his death or “total disability” (as defined in the Plan) or for Cause (as that term is defined in the Grantor’s by-laws), the Option may be exercised (if and to the extent that the Optionee was entitled to do so at the date of cessation of Service) at any time within three months after such termination, but in no event after the expiration of the term of the Option.

2

(b) In the event of the death or total disability of the Optionee while providing Service or within three months after the cessation of providing Service to the Grantor, the Option may be exercised (if and to the extent that the deceased Optionee was entitled to do so at the date of his death or total disability) by a legatee or legatees of the Optionee under such Optionee’s last will and testament or by his personal representatives or distributees, at any time within twelve months after his death or total disability (or such longer period of time as determined by the Board in its discretion), but in no event after the expiration of the term of the Option.

6. Assignability of the Option.

Except as specifically provided herein, the Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, otherwise than by will or the laws of descent and distribution, and the Option herein granted shall be exercisable in whole or in part during the Optionee’s lifetime only by the Optionee or his guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privilege conferred by this Option contrary to the provisions of this Option or the Plan, or upon the levy of any attachment or similar process on the rights and privileges conferred by this Option shall be null and void and this Option and the rights and privileges conferred by this Option shall immediately terminate and become null and void.

7. Stock as Investment.

By accepting the Option herein granted, the Optionee agrees for himself and his heirs and legatees that, unless the Shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or an exemption from registration, all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable under the Option, the Optionee, or his heirs or legatees receiving such Shares, shall deliver to the Grantor a representation in writing, that unless such Shares have been registered for resale they are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a “stop transfer” order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate evidencing such Shares.

8. Restriction on Issuance of Shares.

The Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of the Option unless (a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

3

9. Adjustment on Changes in Capitalization.

(a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number of shares of Common Stock as to which the Option may be exercised shall be correspondingly adjusted by the Grantor, and the Purchase Price shall be adjusted so that the product of the Purchase Price immediately after such event multiplied by the number of options subject to this Agreement immediately after such event shall be equal to the product of the Purchase Price multiplied by the number of shares subject to this Agreement immediately prior to the occurrence of such event.

(b) In the event of any consolidation or merger of the Grantor with or into another company, or the conveyance of all or substantially all of the assets of the Grantor to another company for solely stock and/or securities, the unexercised portion of the Option granted hereunder shall upon exercise thereafter entitle the holder thereof to such number of Shares or other securities or property to which a holder of Shares would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board (or the board of directors of a successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Grantor or its successor entity.

(c) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of a Share would result from any such adjustment, the Grantor (or successor entity) may, but is not required to, issue fractional shares in accordance with the New York Business Corporation Law.

10. Rights of Optionee.

The grant of the Option (or any other Option under this Agreement or any other agreement) in any year shall give the Optionee neither any right to similar grants in future years nor any right to be retained in the Service of the Grantor, such Service being terminable to the same extent as if the Plan and this Agreement were not in effect. The right and power of the Grantor to dismiss or discharge any Optionee is specifically and unqualifiedly unimpaired by this Agreement. Neither the Optionee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Grantor with respect to any Shares which may be issuable upon any exercise pursuant to this Agreement, unless and until the stock records of the Grantor reflect the issuance of such Shares.

11. Notices.

Each notice or other communication relating to this Agreement shall be in writing and delivered in person or by registered mail to the Grantor at its office, 85 Fifth Avenue, New York, NY 10003, to the attention of the Corporate Secretary. All notices to the Optionee or other person or persons then entitled to exercise any right pursuant to this Agreement shall be delivered to the Optionee or such other person or persons at the Optionee’s address specified below the Optionee’s signature to this Agreement or at such other address as the Optionee or such other person may specify in writing to the Grantor by a notice delivered in accordance with this paragraph.

4

12. Effect Upon Service.

This Agreement does not give Optionee any right to continued Service to the Grantor.

13. Binding Effect.

Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

14. Agreement Subject to Plan.

Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, which is incorporated by reference herein and made a part of this Agreement as if fully set forth herein. The Optionee acknowledges receipt of a copy of the Plan. In the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

15. Withholding.

Optionee agrees to cooperate with the Grantor to take all steps necessary or appropriate for the withholding of any applicable taxes by the Grantor under law or regulation in connection therewith. In the event the Optionee does not make the required withholding payment at the time of exercise, the Grantor may make such provisions and take such steps as it, in its sole discretion, may deem necessary or appropriate for the withholding of any taxes that the Grantor is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option until the Optionee reimburses the Grantor for the amount the Grantor is required to withhold with respect to such taxes, or (ii) the canceling of any number of shares of Common Stock issuable upon exercise of such Option in an amount sufficient to reimburse the Grantor for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Grantor for the purpose of exercising such Option, in order to withhold or reimburse the Grantor for the amount it is required to so withhold, and/or (iv) withholding the amount due from the Optionee’s wages if he is employed by the Grantor or any subsidiary thereof.

16. Miscellaneous.

This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of laws. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

5

IN WITNESS WHEREOF, the parties hereto have executed this Non-Statutory Stock Option Agreement as of the day and year first above written.

ARK RESTAURANTS CORP.

By:
Name:
Title:

OPTIONEE

Name:

Optionee Address:

Optionee Social Security No.:

6

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION TO PURCHASE COMMON
STOCK OF ARK RESTAURANTS CORP.

Name

Address

Date

Ark Restaurants Corp.
85 Fifth Avenue
New York, NY 10003
Attention: Corporate Secretary

Re: Exercise of Stock Option

Gentlemen:

Reference is hereby made to the Ark Restaurants Corp. 2016 Stock Option Plan (the “Plan”) and that certain Stock Option Agreement between me and Ark Restaurants Corp., dated as of _________, 20__ (the “Agreement”). Capitalized terms not defined in this notice shall have the respective meanings ascribed to them in the Plan or the Agreement.

Subject to acceptance hereof in writing by the Company pursuant to the provisions of the Plan, I hereby elect to exercise options to purchase the number of shares set forth on the signature page of this notice.

(Please check one of the following):

_____ Enclosed is a check in the amount of $_________, representing the aggregate Purchase Price, payable to the order of Ark Restaurants Corp. If applicable, I have also enclosed a check payable to Ark Restaurants Corp. representing payment of applicable withholding taxes.

_____ Enclosed are shares of Stock having a Fair Market Value equal to the aggregate Purchase Price.

_____ Enclosed is a copy of irrevocable instructions I have given to my stock broker in connection with a Cashless Exercise.

_____ I hereby elect to have the Company perform a “net issue exercise” in accordance with Section 6.4(a)(iv) of the Plan.

7

As soon as the Stock Certificate is registered in my name, please deliver it to me at the above address.

Unless the issuance of the Stock being purchased by me pursuant to the Agreement are subject to an effective registration statement under the Securities Act, I understand that I will be asked to execute and deliver to the Company supplemental investment representations prior to being issued any Stock.

Very truly yours,

AGREED TO AND ACCEPTED:

ARK RESTAURANTS CORP.

By:

Title:

Number of Shares Exercised:

Number of Shares Remaining:

Date:
8